EXHIBIT 99

Camco Financial Announces Second Quarter 2009 Results

CAMBRIDGE, Ohio, July 17, 2009 (GLOBE NEWSWIRE) -- Camco Financial Corporation (Nasdaq:CAFI), the financial services holding company for Advantage Bank, reported today pre tax earnings for the quarter ended June 30, 2009 of $463,000 compared to $157,000 for the quarter ended March 31, 2009 and $543,000 during second quarter 2008. Camco's earnings net of tax for the quarter ended June 30, 2009 were $2,000 compared to $235,000 or $0.03 per share for the quarter ended March 31, 2009 and $373,000 or $0.05 per share during the second quarter 2008. Total assets at June 30, 2009 were $943.2 million compared to $1.0 billion at June 30, 2008, representing a decrease of 5.7%. Earnings were significantly affected by an accrual for industry-wide FDIC special assessment totaling $448,000 and increased federal income taxes of $433,000 related to the surrender of bank owned life insurance, both being nonrecurring in nature.

Jim Huston, President and CEO said, "While our earnings were significantly affected by the nonrecurring charges, we feel good about the improvements in our earnings potential. We have successfully increased our interest margin and our nonperforming assets were generally flat, as we continue to implement new strategies across our organization. During the quarter we decreased our concentration levels in bank owned life insurance, in order to comply with regulatory guidance."

Net Interest Income

Camco's quarterly net interest margin increased 20 basis points from prior quarter and 2 basis points from prior year second quarter. The increase from prior quarter was mainly driven by management's ability to further decrease our funding costs by lowering the interest expense paid on deposits and the paying down of our FHLB advances. The yield on average earnings assets increased 5 basis points from prior quarter and decreased 81 basis points from prior year in comparison to the 26 basis point and 98 basis point decreases in the cost of interest bearing funds during the same periods. Jim Huston stated, "Our Asset/Liability committee has worked hard to ensure we are focused on lowering the cost of our funding sources and reducing our borrowings when advantageous. We expect continued success in this area as we use higher cash levels to pay down borrowings and make high quality loans."

Noninterest Income

Noninterest income for the second quarter 2009 increased 15.2% over the prior quarter. Increases in noninterest income resulted from increased depository fees and the gain recognized on mortgage originations sold on the secondary market and increased loan closings through the Company's title agency subsidiary. The continued secondary market sales strategy has also resulted in increases in the serviced loan portfolio, and combined with the low mortgage rate environment, has resulted in an increase in the value of our mortgage servicing asset. The valuation adjustment accounted for $149,000 of the $299,000 increase in noninterest income, which was slightly offset by a decrease in interest earned on bank owned life insurance due to the mentioned reduction.

Noninterest Expense

Noninterest expense decreased quarter over quarter by $110,000 or 1.6% mainly driven by the reduction in force that was completed at the end of March 2009, as employee related expense decreased $412,000 or 11.9%. The lower employee expenses were completely offset by the recognition of the FDIC's special assessment, which was applicable to all insured financial institutions and contributed to the increase in quarterly expense by $448,000. Finally, we have increased the level of internal controls around the valuation of our real estate owned portfolio to further ensure accurate and timely recognition of changes in property value. These efforts resulted in a $321,000 write down of our $6.0 million portfolio.

Balance Sheet Review

Camco's total assets of $943.2 million decreased 2.5% from prior quarter. Loans outstanding at June 30, 2009 were $711.9 million reflecting a $27.5 million or 3.7% decline during the quarter. The rate of our loan portfolio reduction slowed slightly when compared to the first quarter's 4.3% reduction, mainly driven by increases in mortgage rates and our decision to book a small portion of fixed rate loans to our balance sheet to bolster our earning asset yield. Camco's investment portfolio decreased by 18.2% from prior quarter, due to increased maturities and calls in our bond and mortgage back securities portfolios. Cash and cash equivalents increased $26.1 million or 46.6% from first quarter generated from the call/maturity activity in our investment portfolio and decreases in our loan portfolio. Deposits totaled $711.6 million decreased $1.7 million or 1.2% from prior quarter. Shareholders' equity at June 30, 2009 was $71.9 million compared to $72.3 million at March 31, 2009 resulting from decreases in our unrealized gain in our investment portfolio of $237,000. Camco's equity continues to be up year to date from $71.7 million at December 31, 2008.

Asset Quality

Camco's total nonperforming assets were $64.1 million at June 30, 2009 compared to $63.7 million at March 31, 2009, an increase of $358,000. Throughout the quarter, our Credit Administration unit has continued to implement aggressive strategies to decrease our volume of non-performing assets. Jim Huston, President and CEO said, "Our non performing assets continue to be the focus of our Board of Directors and our management team. Our lending and credit officers have completed a full scope review of the loan portfolios to ensure we fully understand the organization's risk profile. We continue our efforts to work out troubled credits with cooperative borrowers and we are taking all actions available to us in situations in which we need to protect the bank's collateral. While we believe we still have challenges in the future, we are confident that we have identified the level of risk that we must manage."

Foreclosed properties increased during the second quarter 2009 to $14.4 million from $10.7 million at March 31, 2009 and $9.2 million at June 30, 2008, as the legal system remains strained due to current economic conditions and Camco continues working through a prolonged foreclosure process. Sales of foreclosed properties during the second quarter 2009 totaled $1.0 million while newly foreclosed properties totaled $1.1 million. Our nonperforming loans and foreclosed properties remain concentrated in our Cincinnati and Columbus markets.

Net loan charge-offs for the quarter totaled $1.2 million or 0.70% of average loans annualized, an increase from prior quarter's $535,000 or .30% of average loans annualized, as the bank charged off previously identified losses in its loan portfolios. Allocations to loan loss reserve were $790,000 for the quarter ended June 30, 2009 compared to $648,000 for the quarter ended March 31, 2009. Loan loss reserve as a percentage of total loans outstanding at June 30, 2009 was 2.20% an increase of 2 basis points from 2.18% at March 31, 2009. The adequacy of our loan loss reserve is analyzed quarterly and adjusted as necessary with a focus on maintaining appropriate reserves for potential loss.

About Camco Financial Corporation:

Camco Financial Corporation, Holding Company of Advantage Bank, is a multi-state financial services Holding Company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from 28 offices in Ohio, Kentucky and West Virginia. Additional information about Camco Financial Corporation may be found on the Company's web sites: http://www.camcofinancial.com and http://www.advantagebank.com.

The Camco Financial Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4639

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                     Camco Financial Corporation
       Condensed Consolidated Statements of Financial Condition
   (In thousands, except for per share data and shares outstanding)

                    (Un-      (Un-       (Un-       (Un-       (Un-
                   audited)  audited)  audited)   audited)    audited)
                   6/30/09   3/31/09   12/31/08    9/30/08    6/30/08
                   -------   -------   --------    -------    -------
 Assets
 ------
 Cash and Cash
  Equivalents        82,126    56,008     52,285     44,207     46,113
 Investments         78,162    95,506     98,758    100,353     95,312

 Loans Held for
  Sale                5,370     4,340      2,185      2,828        387

 Loans Receivable   711,943   739,435    772,388    789,113    798,760
 Allowance for
  Loan Loss         (15,466)  (15,860)   (15,747)    (7,465)    (8,174)
                  --------- --------- ---------- ---------- ----------
  Loans
   Receivable, Net  696,477   723,575    756,641    781,648    790,586

 Goodwill                --        --         --      6,683      6,683
 Other Assets        81,016    87,460     90,577     90,266     88,403
                  --------- --------- ---------- ---------- ----------

 Total Assets      $943,151  $966,889 $1,000,446 $1,025,985 $1,027,484
                  ========= ========= ========== ========== ==========

 Liabilities
 -----------
  Deposits          711,603   720,264    723,956    730,590    731,059
  Borrowed Funds    146,436   158,564    183,833    189,866    193,358
  Other
   Liabilities       13,182    15,799     20,957     18,950     17,182
                  --------- --------- ---------- ---------- ----------

 Total Liabilities  871,221   894,627    928,746    939,406    941,599

 Stockholders'
  Equity             71,930    72,262     71,700     86,579     85,885
                  --------- --------- ---------- ---------- ----------

 Total Liabilities
  and Stock-
  holders' Equity  $943,151  $966,889 $1,000,446 $1,025,985 $1,027,484
                  ========= ========= ========== ========== ==========

 Stockholders'
  Equity to
  Total Assets         7.63%     7.47%      7.17%      8.44%      8.36%

 Total Shares
  Outstanding     7,205,596 7,205,596  7,155,595  7,155,595  7,155,595

 Book Value Per
  Share               $9.98    $10.03     $10.02     $12.10     $12.00

                     Camco Financial Corporation
            Condensed Consolidated Statements of Earnings
                       Year to Date Information
   (In thousands, except for per share data and shares outstanding)

                                                6 Months     6 Months
                                                 Ended        Ended
                                                6/30/09      6/30/08
                                              (Unaudited)  (Unaudited)
                                              -----------  -----------
 Interest Income:
  Loans                                            20,613       26,191
  Mortgage-backed securities                        1,270        1,335
  Investment securities                               549          810
  Interest-bearing deposits and other                 689        1,063
                                              -----------  -----------
   Total Interest Income                           23,121       29,399
                                              -----------  -----------

 Interest Expense:
  Deposits                                          8,420       12,121
  Borrowings                                        2,971        4,332
                                              -----------  -----------
   Total Interest Expense                          11,391       16,453
                                              -----------  -----------
 Net Interest Income                               11,730       12,946

 Provision for Losses on Loans                      1,438        3,172
                                              -----------  -----------
 Net Interest Income After Provision for Loan
  Losses                                           10,292        9,774
                                              -----------  -----------

 Noninterest Income:
  Late charges, rent and other                        982          679
  Loan servicing fees                                 632          652
  Service charges and other fees on deposits        1,071        1,179
  Gain on sale of loans                               773          175
  Mortgage servicing rights                           269          (48)
  Gain (loss) on sale of investment, mbs
   & fixed assets                                       4            3
  Income on cash surrender value life
   insurance                                          494          492
                                              -----------  -----------
   Total noninterest income                         4,225        3,132
                                              -----------  -----------

 Noninterest expense:
  Employee compensation and benefits                6,540        6,840
  Occupancy and equipment                           1,543        1,719
  Data processing                                     614          527
  Advertising                                         297          490
  Franchise taxes                                     582          620
  Other operating                                   4,321        3,829
                                              -----------  -----------
   Total noninterest expense                       13,897       14,025
                                              -----------  -----------

 Earnings before provision for income taxes           620       (1,119)

  Provision for income taxes                          383         (489)
                                              -----------  -----------
 Reported Net Income                                  237         (630)
                                              -----------  -----------

 Earnings Per Share Operations:
    Basic                                           $0.03       ($0.09)
    Diluted                                         $0.03       ($0.09)

    Basic Weighted Number of Shares
     Outstanding                                7,199,241    7,155,595
    Diluted Weighted Number of Shares
     Outstanding                                7,200,079    7,155,595

                     Camco Financial Corporation
           Condensed Consolidated Statements of Operations
                        Quarterly Information
   (In thousands, except for per share data and shares outstanding)

                      3 Months  3 Months  3 Months  3 Months  3 Months
                       Ended     Ended     Ended     Ended     Ended
                      6/30/09   3/31/09   12/31/08  9/30/08   6/30/08
                       (Un-      (Un-      (Un-      (Un-      (Un-
                      audited)  audited)  audited)  audited)  audited)
                     --------- --------- --------- --------- ---------
 Interest Income:
  Loans                 10,046    10,567    11,752    12,503    12,667
  Mortgage-backed
   securities              606       664       702       703       701
  Investment
   securities              238       311       428       391       368
  Interest-bearing
   deposits and other      344       345       395       510       579
                     -------------------------------------------------
   Total Interest
    Income              11,234    11,887    13,277    14,107    14,315
                     -------------------------------------------------

 Interest Expense:
  Deposits               3,948     4,473     5,188     5,419     5,720
  Borrowings             1,402     1,569     1,892     2,022     2,129
                     -------------------------------------------------
   Total Interest
    Expense              5,350     6,042     7,080     7,441     7,849
                     -------------------------------------------------
 Net Interest Income     5,884     5,845     6,197     6,666     6,466

 Provision for Losses
  on Loans                 790       648    11,031       590       850
                     -------------------------------------------------
 Net Interest Income
  After Provision for
  Loan Losses            5,094     5,197    (4,834)    6,076     5,616
                     -------------------------------------------------

 Noninterest Income:
  Rent and other           521       461       282       310       327
  Loan servicing fees      316       316       325       332       321
  Service charges and
   other fees on
   deposits                570       501       590       618       598
  Gain on sale of
   loans                   404       369        61       127        57
  Mortgage servicing
   rights                  209        60    (2,740)      163       261
  Gain (loss) on sale
   of investment, mbs
   & fixed assets            4        --        --        --        --
  Income on CSVL
   (BOLI)                  238       256       254       254       249
                     -------------------------------------------------
   Total noninterest
    income               2,262     1,963    (1,228)    1,804     1,813
                     -------------------------------------------------

 Noninterest expense:
  Employee
   compensation and
   benefits              3,064     3,476     3,289     3,151     3,271
  Occupancy and
   equipment               761       782       828       827       826
  Data processing          307       307       332       293       299
  Advertising              125       172       219       229       294
  Franchise taxes          314       268       297       285       273
  Merger /
   Acquisition              --        --       171       196       261
  Other operating        2,322     1,998     2,734     1,605     1,662
  Goodwill Impairment       --        --     6,683        --        --
                     -------------------------------------------------
   Total noninterest
    expense              6,893     7,003    14,553     6,586     6,886
                     -------------------------------------------------

 Earnings before
  provision for
  income taxes             463       157   (20,615)    1,294       543

  Provision for
   income taxes            461       (78)   (4,852)      225       170
                     -------------------------------------------------
 Net Earnings (loss)         2       235   (15,763)    1,069       373
                     =================================================

 Earnings (Loss) Per
  Share Reported:

    Basic                $0.00     $0.03    ($2.20)    $0.15     $0.05
    Diluted              $0.00     $0.03    ($2.20)    $0.15     $0.05

    Basic Weighted
     Number of Shares
     Outstanding     7,205,595 7,192,817 7,155,595 7,155,595 7,155,595
    Diluted Weighted
     Number of Shares
     Outstanding     7,211,674 7,192,817 7,155,595 7,162,566 7,164,018

                     Camco Financial Corporation
                    Selected Ratios and Statistics
                 Periods Ended June 30, 2009 and 2008
   (In thousands, except for per share data and shares outstanding)

                                3 Months  6 Months  3 Months  6 Months
                                  Ended     Ended     Ended     Ended
                                 6/30/09   6/30/09   6/30/08   6/30/08
                                  (Un-      (Un-      (Un-      (Un-
                                audited)  audited)  audited)  audited)
                                --------  --------  --------  --------
 Return on average equity          0.01%     0.66%     1.73%    -1.44%

 Return on average assets          0.00%     0.05%     0.14%    -0.12%

 Interest rate spread              2.82%     2.66%     2.65%     2.63%

 Net interest margin               2.82%     2.71%     2.80%     2.80%

 Yield on earning assets           5.38%     5.34%     6.19%     6.36%

 Cost of deposits                  2.32%     2.68%     3.30%     3.55%

 Cost of borrowings                3.64%     3.57%     4.39%     4.35%

 Total cost of interest bearing
  liabilities                      2.56%     2.46%     3.54%     3.73%

 Noninterest expense to average
  assets                           2.87%     2.86%     2.67%     3.20%

 Efficiency ratio                 84.62%    87.10%    83.17%    87.23%

 Nonperforming assets to total
  assets                           6.79%     6.79%     3.19%     3.19%

 Non performing loans to total
  net loans including loans
  held for sale                    8.28%     8.28%     3.44%     3.44%

 Allowance for loan losses to
  total loans                      2.22%     2.22%     1.03%     1.03%

 Ratios are based upon the mathematical average of the balances at the end of each month for the quarter and were annualized where appropriate.

                     Camco Financial Corporation
                     Averages for Quarters Ended
                        June 30, 2009 and 2008
   (In thousands, except for per share data and shares outstanding)

                    --------------------------------------------------
                         June 30, 2009             June 30, 2008
                    --------------------------------------------------
                    Average           Yield/  Average           Yield/
                    Balance  Interest  Rate   Balance  Interest  Rate
                    --------------------------------------------------
 Interest - Earning
  Assets:
  Loans receivable
   - net(1)         671,688    10,046  5.98%  769,962    12,667  6.58%
  Securities(2)      86,386       844  3.91%   96,578     1,069  4.43%
  FHLB Stock         29,888       332  4.44%   29,195       393  5.38%
  Other interest
   bearing accounts  47,217        12  0.10%   29,065       186  2.56%
                    --------------------------------------------------
   Total interest
    earning assets  835,179    11,234  5.38%  924,800    14,315  6.19%
                    --------------------------------------------------

 Noninterest-
  earning
  assets            124,573                   107,134
                    -------                 ---------
 Total Average
  Assets            959,752                 1,031,934
                    =======                 =========

 Interest-Bearing
  Liabilities:
  Deposits          680,782     3,948  2.32%  693,014     5,720  3.30%
  Advances &
   Borrowings       154,066     1,402  3.64%  193,929     2,129  4.39%
                    --------------------------------------------------
   Total interest-
    bearing
    liabilities     834,848     5,350  2.56%  886,943     7,849  3.54%
                    --------------------------------------------------

 Noninterest-
  bearing
  sources:
  Noninterest-
   bearing
   liabilities       52,671                    58,573
  Shareholders'
   equity            72,233                    86,418
                    -------                 ---------
 Total Liabilities
  and Shareholders'
  Equity            959,752                 1,031,934
                    =======                 =========

                                      ------                    ------
 Net Interest margin                   2.82%                     2.80%
                                      ======                    ======

 Net Interest Income         ---------------           ---------------
  & Spread                      5,884  2.82%              6,466  2.65%
                             ===============           ===============

 (1) Includes LHFS but does not include ALLL and Non-Accrual Loans
 (2) Includes securities designated as available for sale

CONTACT:  Camco Financial Corporation
          James E. Huston, CEO
          (740) 435-2020
          jhuston@advantagebank.com